Exhibit 99.1

Blucora Announces Fourth Quarter and Full Year 2013 Results

BELLEVUE, Wash., February 20, 2014 (BUSINESS WIRE) — Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the fourth quarter and full year ended December 31, 2013.

“We are pleased with our results for the fourth quarter and full year,” said Bill Ruckelshaus, President and Chief Executive Officer of Blucora. “Our businesses participate in large and growing markets and they are well positioned going forward.”

Summary Financial Performance: Q4 and Full Year 2013

($ in millions except per share amounts)

	Q4 2013		Q4 2012	Growth	FY 2013		FY 2012	Growth
Revenue	$167.3		$97.5	72%	$574.0		$406.9	41%
Search	$125.6		$96.3	30%	$428.5		$344.8	24%
Tax Preparation	$2.0		$1.2	75%	$91.2		$62.1	47%
E-Commerce	$39.7		N/A	N/A	$54.3	(1)	N/A	N/A

Adjusted EBITDA	$22.6		$12.1	86%	$114.2		$80.4	42%
Non-GAAP Net Income	$18.1		$10.0	81%	$97.7		$70.8	38%
Non-GAAP Diluted EPS	$0.40		$0.24	67%	$2.25		$1.70	32%

GAAP Net Income (Loss)	$(1.1	)(2)	$3.8	-130%	$24.4	(2)	$22.5	8%
GAAP Diluted Income (Loss) Per Share	$(0.03	)(2)	$0.04	-175%	$0.56	(2)	$0.54	4%

1)	Blucora completed the acquisition of Monoprice on August 22, 2013. Full year 2013 e-commerce revenue excludes results prior to the acquisition.
2)	GAAP Net Income (Loss) and GAAP Diluted Income (Loss) Per Share includes a $5.7 million and $11.7 million non-cash loss on a derivative instrument in Q413 and full year 2013, respectively. See reconciliation of non-GAAP to GAAP measures below.

Segment Information

Tax Preparation

Tax Preparation segment loss for the fourth quarter of 2013 was $3.0 million, which is consistent due to the seasonality of the business. Tax Preparation segment income for the full year 2013 was $40.6 million.

E-Commerce

E-Commerce segment income was $4.1 million or 10 percent of segment revenue for the fourth quarter of 2013. E-Commerce segment income for the full year 2013 was $5.0 million, which represents stub period results from the Monoprice acquisition date (August 22, 2013).

Search

Search segment income for the fourth quarter and full year 2013 was $25.0 million and $82.5 million, up 44 percent and 33 percent over the fourth quarter and full year 2012, respectively.

Corporate Operating Expenses

Unallocated corporate operating expenses for the fourth quarter and full year 2013 were $3.5 million and $13.8 million, respectively.

Other

Blucora ended 2013 with cash, cash equivalents and short-term investments of $333.7 million and net cash of $11.1 million (excluding outstanding debt principal).

For the full year 2013, the Company repurchased 417,000 shares for approximately $10.0 million. The Company has approximately $40.0 million approved for future share repurchases under the current plan.

First Quarter Outlook

For the first quarter of 2014, the Company expects revenues to be between $213.0 million and $222.0 million, Adjusted EBITDA to be between $51.0 million and $54.0 million, Non-GAAP Net Income to be between $45.0 million and $48.0 million, or $1.00 to $1.06 per diluted share, and GAAP Net Income to be between $22.0 million and $24.5 million, or $0.49 to $0.54 per diluted share.

Conference Call and Webcast

A conference call and live webcast will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time during which the Company will further discuss fourth quarter and full year results, its outlook for the first quarter 2014, tax preparation segment guidance for the first half of 2014, and other business matters. The live webcast and supplemental materials are included in a current report on form 8-K filed today and can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A replay of the call will also be available on our website.

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About Blucora™

Blucora, Inc. (NASDAQ: BCOR) operates a diverse group of Internet businesses. Its mission is to deliver long-term value to its customers, partners and shareholders through financial discipline, operational expertise, and technology innovation. Recently named one of Fortune® Magazine’s 100 Fastest-Growing Companies, Blucora’s online businesses reach millions of users worldwide every day. Blucora is headquartered in Bellevue, Washington. For more information, please visit www.Blucora.com.

Source: Blucora

Blucora Contact:

Stacy Ybarra, 425-709-8127

stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; and the condition of our cash investments, and the completion of the audit of our financial statements for 2013. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Operations (1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenues:
Services revenue	$127,667	$97,470	$519,677	$406,919
Product revenue, net	39,673	—	54,303	—

Total revenues	167,340	97,470	573,980	406,919

Operating expenses:
Cost of revenues:
Services cost of revenue (includes amortization of acquired intangible assets of $1,895, $1,975, $7,668, and $7,580)	83,005	73,637	302,279	265,945
Product cost of revenue	27,559	—	38,181	—

Total cost of revenues (1)	110,564	73,637	340,460	265,945

Engineering and technology (1)	3,731	2,538	11,682	9,969
Sales and marketing (1)	27,273	8,152	98,682	45,644
General and administrative (1)	8,485	5,713	29,847	27,418
Depreciation	1,001	492	2,739	2,119
Amortization of intangible assets	5,600	3,169	16,121	11,619

Total operating expenses	156,654	93,701	499,531	362,714

Operating income	10,686	3,769	74,449	44,205
Other income (loss), net (2)	(9,196)	1,004	(29,623)	(6,677)

Income before income taxes	1,490	4,773	44,826	37,528
Income tax expense	(2,624)	(953)	(20,427)	(15,002)

Net income (loss)	$(1,134)	$3,820	$24,399	$22,526

Income (loss) per share:
Basic	$(0.03)	$0.09	$0.59	$0.56

Diluted	$(0.03)	$0.04	$0.56	$0.54

Weighted average shares outstanding:
Basic	41,566	40,789	41,201	40,279
Diluted	41,566	42,411	43,480	41,672

(1)	In the year ended December 31, 2012, $5.2 million in stock-based compensation was recorded in association with the modification of the terms of a warrant and the vesting of non-employee performance-based stock options upon completion of the TaxACT acquisition, and the related expense was allocated to general and administrative expense. Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended		Year ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Stock-Based Compensation
Cost of revenues	$121	$227	$662	$558
Engineering and technology	409	286	1,351	1,180
Sales and marketing	683	520	2,335	1,909
General and administrative	1,824	1,267	7,179	9,576

Total stock-based compensation expense	$3,037	$2,300	$11,527	$13,223

(2)	Other (income) loss, net was allocated among the following captions (in thousands):

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Other (Income) Loss, Net
Interest income	$(94)	$(52)	$(300)	$(131)
Interest expense	2,756	875	9,463	3,522
Amortization of debt issuance costs	267	74	1,108	820
Accretion of debt discounts	866	31	2,838	325
Loss on debt extinguishment and modification expense	—	—	1,593	—
(Gain) loss on derivative instrument	5,721	(1,928)	11,652	2,346
Impairment of equity investment in privately-held company	—	—	3,711	—
Decrease in fair value of earn-out contingent liability	(300)	—	(300)	—
Other	(20)	(4)	(142)	(205)

Total other (income) loss, net	$9,196	$(1,004)	$29,623	$6,677

Blucora, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$130,225	$68,278
Short-term investments, available-for-sale	203,480	94,010
Accounts receivable, net of allowance of $62 and $10	48,081	34,932
Other receivables	8,292	3,942
Inventories	28,826	—
Prepaid expenses and other current assets, net	9,774	10,911

Total current assets	428,678	212,073
Property and equipment, net	16,108	7,533
Goodwill	348,957	230,290
Other intangible assets, net	178,064	132,815
Other long-term assets	6,223	2,582

Total assets	$978,030	$585,293

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$61,268	$37,687
Accrued expenses and other current liabilities	31,109	13,280
Deferred revenue	7,510	3,157
Short-term portion of long-term debt, net	7,903	4,590
Convertible senior notes, net	181,583	—
Derivative instruments	—	8,974

Total current liabilities	289,373	67,688

Long-term liabilities:
Long-term debt, net	113,193	69,278
Deferred tax liability, net	56,861	29,333
Deferred revenue	1,814	1,319
Other long-term liabilities	2,719	2,225

Total long-term liabilities	174,587	102,155

Total liabilities	463,960	169,843

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,466,043	1,392,098
Accumulated deficit	(951,977)	(976,376)
Accumulated other comprehensive loss	—	(276)

Total stockholders’ equity	514,070	415,450

Total liabilities and stockholders’ equity	$978,030	$585,293

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended
	December 31,	December 31,
	2013	2012
Operating activities:
Net income	$24,399	$22,526
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	11,527	8,937
Warrant-related stock-based compensation	—	4,286
Loss on derivative instrument	11,652	2,346
Depreciation and amortization of intangible assets	28,265	23,011
Excess tax benefits from stock-based award activity	(29,400)	(23,041)
Deferred income taxes	(10,849)	(8,738)
Amortization of premium or accretion of discount on investments, net	3,007	(194)
Impairment loss on equity investment in privately-held company	3,711	—
Amortization of debt issuance costs	1,108	820
Accretion of debt discount	2,838	325
Loss on debt extinguishment and modification expense	1,593	—
Earn-out contingent liability adjustments	(300)	—
Other	767	31
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(9,911)	(597)
Other receivables	1,741	(665)
Inventories	(1,349)	—
Prepaid expenses and other current assets	2,511	(5,862)
Other long-term assets	256	1,981
Accounts payable	12,275	(1,600)
Deferred revenue	3,527	4,170
Accrued expenses and other current and long-term liabilities	37,688	21,095

Net cash provided by operating activities	95,056	48,831

Investing activities:
Business acquisitions, net of cash acquired	(184,982)	(279,386)
Equity investment in privately-held company	(4,000)	—
Purchases of property and equipment	(4,747)	(3,752)
Change in restricted cash	2,491	252
Proceeds from sales of investments	25,812	203,493
Proceeds from maturities of investments	213,616	36,753
Purchases of investments	(351,883)	(122,433)

Net cash used by investing activities	(303,693)	(165,073)

Financing activities:
Proceeds from issuance of convertible debt, net of debt issuance costs of $6,432	194,818	—
Proceeds from credit facilities, net of debt issuance costs and debt discount of $406 and $300 in 2013 and $2,343 and $953 in 2012	55,294	96,704
Debt issuance costs on credit facility	(28)	—
Repayment of debt	(10,000)	(25,504)
Stock repurchases	(10,006)	—
Excess tax benefits from stock-based award activity	29,400	23,041
Proceeds from issuance of common stock upon warrant exercise	9,620	—
Proceeds from stock option exercises	2,826	9,099
Proceeds from issuance of stock through employee stock purchase plan	1,065	601
Tax payments from shares withheld upon vesting of restricted stock units	(2,405)	(1,318)

Net cash provided by financing activities	270,584	102,623

Net increase (decrease) in cash and cash equivalents	61,947	(13,619)

Cash and cash equivalents:
Beginning of period	68,278	81,897

End of period	$130,225	$68,278

Blucora, Inc.

Preliminary Segment Information

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Revenues:
Search	$125,624	$96,303	$428,464	$344,814
Tax Preparation	2,043	1,167	91,213	62,105
E-Commerce	39,673	—	54,303	—

Total revenues	167,340	97,470	573,980	406,919

Operating income:
Search	25,003	17,378	82,504	62,185
Tax Preparation	(3,018)	(2,476)	40,599	30,052
E-Commerce	4,061	—	4,967	—
Corporate-level activity	(15,360)	(11,133)	(53,621)	(48,032)

Total operating income	10,686	3,769	74,449	44,205

Other income (loss), net	(9,196)	1,004	(29,623)	(6,677)
Income tax expense	(2,624)	(953)	(20,427)	(15,002)

Net income (loss)	$(1,134)	$3,820	$24,399	$22,526

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income (loss) (2)	$(1,134)	$3,820	$24,399	$22,526
Depreciation and amortization of intangible assets	8,852	6,061	28,265	23,011
Stock-based compensation	3,037	2,300	11,527	13,223
Other (income) loss, net (3)	9,196	(1,004)	29,623	6,677
Income tax expense	2,624	953	20,427	15,002

Adjusted EBITDA	$22,575	$12,130	$114,241	$80,439

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Net Income Reconciliation (1)

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three months ended			Year ended
	December 31, 2013	December 31, 2012		December 31, 2013	December 31, 2012
Net income (loss) (2)	$(1,134)	$3,820		$24,399	$22,526
Stock-based compensation	3,037	2,300		11,527	13,223
Amortization of acquired intangible assets	7,495	5,144		23,789	19,199
Accretion of debt discount on convertible notes	858	—		2,674	—
(Gain) loss on derivative instrument	5,721	(1,928)		11,652	2,346
Impairment of equity investment in privately-held company	—	—		3,711	—
Loss on debt extinguishment and modification expense	—	—		1,593	—
Cash tax impact of adjustments to GAAP net income	(8)	9		(189)	(93)
Non-cash income tax expense (1)	2,126	660		18,538	13,559

Non-GAAP net income	$18,095	$10,005		$97,694	$70,760

Per share amounts
Net income (loss) - diluted	(0.03)	0.04	(4)	0.56	0.54
Stock-based compensation - diluted	0.07	0.06		0.26	0.32
Amortization of acquired intangible assets - diluted	0.16	0.12		0.55	0.46
Accretion of debt discount on convertible notes - diluted	0.02	—		0.06	—
Loss on derivative instrument - diluted	0.13	—	(4)	0.27	0.06
Impairment of equity investment in privately-held company - diluted	—	—		0.09	—
Loss on debt extinguishment and modification expense - diluted	—	—		0.03	—
Cash tax impact of adjustments to GAAP net income - diluted	0.00	0.00		0.00	0.00
Non-cash income tax expense - diluted	0.05	0.02		0.43	0.32

Non-GAAP net income per share - diluted	$0.40	$0.24		$2.25	$1.70

Weighted average shares outstanding used in computing diluted non-GAAP income per share and its components	45,716	42,411		43,480	41,672

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending March 31, 2014
Net income	$22,000	$24,500
Depreciation and amortization of intangible assets	9,000	9,000
Stock-based compensation	3,100	2,900
Other loss, net (3)	4,100	4,100
Income tax benefit	12,800	13,500

Adjusted EBITDA	$51,000	$54,000

Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2014
Net income	$22,000	$24,500
Stock-based compensation	3,100	2,900
Amortization of acquired intangible assets	7,500	7,500
Accretion of debt discount on convertible notes	900	900
Non-cash income tax benefit	11,500	12,200

Non-GAAP net income	$45,000	$48,000

(1)	Blucora defines Adjusted EBITDA as net income determined in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of discontinued operations (which includes loss from discontinued operations and loss on sale of discontinued operations, both net of taxes), income taxes, depreciation, amortization of intangible assets, stock-based compensation, and other income/loss, net (as described in note (3) below). Blucora’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance. Blucora uses this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. Blucora believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company’s business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, Blucora’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Blucora defines non-GAAP net income as net income, determined in accordance with GAAP, excluding the effects of discontinued operations (which includes loss from discontinued operations and loss on sale of discontinued operations, both net of taxes), stock-based compensation, amortization of acquired intangible assets, accretion of debt discount on convertible notes, losses on debt extinguishment and modification expense, gains or losses on derivative instrument, other- than-temporary impairment losses on equity investment, the related cash tax impact of those adjustments, and non-cash income taxes from continuing operations. The Company excludes the non-cash portion of income tax expense because of its ability to offset a substantial portion of its cash tax liabilities by using deferred tax assets, which consist primarily of U.S. federal net operating losses. The majority of these deferred tax assets will expire, if unutilized, between 2020 and 2024.

Blucora’s management believes that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding the Company’s performance and the valuation of its business by excluding items in the statement of operations that management does not consider part of the Company’s ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, Blucora’s management believes that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate the Company’s performance and the valuation of its business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate non-GAAP net income differently, and, therefore, Blucora’s non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)	Other income/loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, loss on debt extinguishment and modification expense, gains or losses on derivative instrument, other-than-temporary impairment losses on equity investments, and adjustments to the fair values of contingent liabilities related to business combinations.
(4)	Calculation excludes the income effect of a dilutive derivative instrument.